UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2006

Riddell Bell Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123927	20-1636283
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6225 North State Highway 161, Suite 300, Irving, Texas		75038
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	469-417-6700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2006, Riddell Bell Holdings, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Jas. D. Easton, Inc. ("JAS"), to acquire 100% of the outstanding capital stock of Easton Sports, Inc. ("Easton"). The Company will purchase Easton for $385 million in cash, subject to a post-closing adjustment based on a determination of closing working capital. The Company has deposited $9,900,000 of the purchase price into escrow with a third party escrow agent. Pursuant to the terms of the Stock Purchase Agreement, this deposit could be forfeited to JAS in certain circumstances if the transaction is not consummated within an agreed upon time period. The Stock Purchase Agreement contains customary representations, warranties and covenants. In addition, the Stock Purchase Agreement provides that JAS will indemnify the Company for breaches of its representations, warranties and covenants, subject to certain baskets and caps. The consummation of the transaction is subject to various conditions, including (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, (ii) the accuracy of representations and warranties and compliance with covenants, (iii) the absence of a material adverse effect on Easton and (iv) the receipt of financing by the Company pursuant to a bank commitment letter received by the Company and equity commitment letters received by Riddell Holdings, LLC, the Company’s indirect parent ("Riddell Holdings"). The Stock Purchase Agreement may be terminated if the transaction is not consummated on or before March 31, 2006 or if a governmental entity issues an order restraining, enjoining or otherwise prohibiting the transaction. Simultaneously with the closing of the transaction, JAS will purchase equity in Riddell Holdings in an aggregate amount of $25,000,000. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On February 7, 2006, Easton and the Company issued a joint press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

On February 7, 2006, Fenway Partners, the Company's sponsor, also issued a press release announcing execution of the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

2.1 Stock Purchase Agreement, dated as of February 1, 2006, by and between Riddell Bell Holdings, Inc. and Jas. D. Easton, Inc.

99.1 Press release of Easton Sports, Inc. and Riddell Bell Holdings, Inc. dated February 7, 2006.

99.2 Press release of Fenway Partners dated February 7, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Riddell Bell Holdings, Inc.

February 7, 2006	By:	/s/ William N. Fry

Name: William N. Fry
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of February 1, 2006, by and between Riddell Bell Holdings, Inc. and Jas. D. Easton, Inc.
99.1	Press release of Easton Sports, Inc. and Riddell Bell Holdings, Inc. dated February 7, 2006.
99.2	Press release of Fenway Partners dated February 7, 2006.